UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 20, 2004

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

           (262) 631-6600
(Registrant’s telephone number, including area code)

Item 7.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being furnished with this Current Report on Form 8-K (this “Report”):

99.1	Press Release dated February 20, 2004.

99.2	Nonbinding Proposal from Helen P. Johnson-Leipold and Samuel C. Johnson dated February 20, 2004.

Item 9.    Regulation FD Disclosure.

        On February 20, 2004, Johnson Outdoors Inc. (the “Company”) issued a press release announcing that it has received a nonbinding proposal to acquire outstanding shares of the Company for a cash price of $18.00 per share (the “Press Release”). A copy of the Press Release is being furnished as Exhibit 99.1 to this Report and is incorporated herein by reference. The proposal is from Helen Johnson-Leipold (Chairman and Chief Executive Officer of the Company) and Samuel C. Johnson (majority shareholder of the Company), and pertains to all shares of the Company not already owned by them or any member of their family or entities controlled by them (the “Proposal”). A copy of the Proposal is being furnished as Exhibit 99.2 to this Report and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 20, 2004

JOHNSON OUTDOORS INC.
By: /s/ Alisa Swire
Alisa Swire
Vice President, Business Development and
Legal Affairs

JOHNSON OUTDOORS INC.
Exhibit Index to Current Report on Form 8-K
Report Dated February 20, 2004

Exhibit
Number

99.1	Press Release dated February 20, 2004.

99.2	Nonbinding Proposal from Helen P. Johnson-Leipold and Samuel C. Johnson dated February 20, 2004.